LOAN PARTICIPATION AGREEMENT

THIS LOAN PARTICIPATION AGREEMENT is made and entered into effective the 30th day of December, 2009, by and among Global Casinos, Inc. (“Global”), and Peter Bloomquist (“Bloomquist”)  (hereinafter individually and collectively referred to as “Participant” or “Participants”).

Recitals

A.

The Participants are desirous of jointly owning and participating, as tenants in common,  in the loan by Astraea Investment Management, LP (“Astraea”) to Casinos, USA, Inc. (“Casinos” or “Borrower”) evidenced by a Promissory Note in the original principal amount of Seven Hundred Eighty Three Thousand One Hundred Three 56/100ths  Dollars ($783,103.56) dated as of January 17, 1997 (the “Note”), and including all security documents, including but not limited to the: Senior Deed of Trust; Security Agreement with respective UCC and Fixture Filings; Stock Pledge Agreement and any other security instrument executed as security for the loan, (collectively “the Loan”).  Exhibit A hereto sets forth all of the documents and agreements comprising the Loan and security documents (collectively the “Loan Documents”).

B.

The Loan is and shall continue to be secured by a first priority deed of trust secured by that certain real property located in the City of Black Hawk, County of Gilpin, State of Colorado commonly known as 110 Main Street, Black Hawk, Colorado, and recorded in the records of the Gilpin County Clerk and Recorder on April 1, 1997 at Book 617, Page 464.   The Loan is and shall also continue to be secured by a security interest in all personal property, fixtures and improvements (tangible and intangible) owned by or under assignment to the Borrower.

C.

Effective November 30, 2009, Global entered into that certain Allonge and Loan Participation Agreement with William P. Martindale (“Martindale”) whereby Martindale acquired an undivided 34.7% interest in the Note.

D.

The Participants are desirous of appointing Global as the Loan Servicing Agent to perform and handle all of the necessary financing, accounting and other matters as more particularly described below which relate to the loan.

Agreement

In consideration of the mutual covenants and undertakings hereinafter set forth, including the reciprocal waiver and/or release of any pre-existing duties of a prior Loan Agreement that conflict with this Loan Agreement, the parties agree as follows:

1.

Participation.

For and in consideration of the payment to Global in the amount of $15,000, Global hereby transfers and assigns to Bloomquist an undivided interest in the Note set forth herein. Each Participant shall own and participate in the Loan as follows:  (i) Global shall own an undivided 63.22% interest in the Note (the

“Global Interest”), (ii) Martindale shall own an undivided 34.7% interest in the Note (the “Martindale Interest”), and (iii) Bloomquist shall own an undivided 2.08% interest in the Note (the “Bloomquist Interest”). The Global Interest, the Martindale Interest and the Bloomquist Interest shall be of equal rank.

	Amount	%
Global Interest	$456,020.51	63.22
Martindale Interest	$250,000	34.7
Bloomquist Interest	$15,000	2.08
Legal Balance of Note	$721,020.51	100.000%

2.

Collections and Distributions.

a.

The Participants hereby appoint Global to serve as the Loan Servicing Agent to collect payments from Borrower.

b.

 Notwithstanding the fact that the Global Interest, Martindale Interest and Bloomquist Interests are of equal rank, Global agrees that for so long as the Martindale Interest is outstanding, Borrower shall only make payment against the proportionate share of the Martindale Interest in the Note.

c.

All principal payments by Borrower against the Bloomquist Interest shall be deemed a purchase by Global and a sale and assignment by Bloomquist of that principal interest in the Note.  Notwithstanding the provisions of this Section 2(c), the Bloomquist Interest shall not be reduced until such time as Bloomquist has been paid 100% of the principal amount and all accrued interest attributable to the Bloomquist Interest, whereupon Global shall be deemed to have purchased and acquired the Bloomquist Interest in its entirety.

3.

Representations and Covenants.

The respective parties severally agree as follows:

a.

Participants acknowledge Borrower’s present default under the Loan or the Loan Documents.

b.

Participants have made, or have had the opportunity to make, their own independent evaluations and investigations, including inspections and review of the Borrower’s books and records prior to owning and participating in the Loan.

c.

Global represents and warrants that the Note and Loan Documents are valid agreements of the Borrower and are in full force and effect, fully enforceable except to the extent enforceability may be affected by the laws of bankruptcy or insolvency or principles of equity and that Global has the authority and capacity to sell a participation in its Note.

4.

Major Actions.

i.

Global may:

a.

Purchase Bloomquist’s participation at any time for the full amount outstanding under the Bloomquist Interest.

b.

Commence any action or exercise any right, including the right of foreclosure, under the Note or the Loan Documents.

ii.

No party shall have the authority to (a) modify or amend any term or condition of the Loan or Loan Documents without consent of the other part(ies), (b.) waive or release the Borrower or any other obligor, including guarantors, under the Loan Agreement or any of the Collateral, or (c.) discharge the Borrower or any other obligor, including the guarantors, except as required by the Loan Agreement or the Collateral.   Furthermore, any release or substitution of collateral must be approved by all parties.

iii.

Should any party elect to sell its position in the Note, such party shall have the obligation to notify the other parties of its intention to sell its position (“Notification Date”).  Within 10 days from the Notification Date, a non-selling party shall have the exclusive right to notify selling party of its desire to take out selling party by payment in full of selling party’s participation (the “Takeout”) within 45 days of the Notification Date.

5.

Loan Participation Fee.   In consideration of Bloomquist’s agreement to purchase the Interest provided for herein, Global agrees to pay Bloomquist a Loan Participation Fee as follows:

a.   Global agrees to pay Bloomquist an additional interest payment on the outstanding principal balance of the Bloomquist Interest equal to 1% per annum in year one, 2% per annum in year two and 3% per annum in year three.  The additional  interest payment shall be payable in equal monthly installments together with other payments under the Note.

b.   Global shall issue to Bloomquist 3,000 shares of common stock upon execution of this Agreement; an additional 3,000 shares of stock on the first anniversary of the date of this Agreement; and an additional 3,000 shares on the second anniversary of the date of this Agreement, provided that on each issue date there remains outstanding and unpaid any amount due and owing under the Bloomquist Interest.

6.

Administration in the Ordinary Course.

The Loan and the Loan Documents shall be administered by the Loan Servicing Agent as follows:

a.

The Loan and the Loan Documents shall be dealt with and enforced by the Loan Servicing Agent in its sole discretion on the Participants’ behalf.   The Loan Servicing Agent will service and manage the Loan and Loan Documents using the same degree of care it would use if it owned the entire Loan, and in conformity with the Loan in the ordinary course of business.

b.

The Loan Servicing Agent shall bear its own internal and usual expenses of servicing the Loan.

c.

All collection or other expenses reasonably incurred by the Loan Servicing Agent in connection with a default of the Loan, including protection of the Loan Documents and Collateral, and all advances made or required to be made by either party to preserve the Collateral, and all recoveries thereof, shall be shared pro rata by each Participant.  Each Participant shall be required to contribute its proportionate share of such expenses and/or advances or reimburse the Participant paying such expense or advance its proportionate share.

d.

The Loan Servicing Agent shall provide each Participant prompt written notice of any notice of default of the Borrower under the Loan or the Loan Documents.

e.

The Loan Servicing Agent and its employees and agents shall not be liable to any Participant for any action take or omitted or for error in judgment, except for actions or omissions or errors taken or made in bad faith.  The Loan Servicing Agent and its employees and agents do not assume or warrant and shall not have any responsibility or liability, express or implied, for the collectability, enforceability, genuineness, sufficiency or validity of the Loan or the Loan Documents, or the financial condition or the legal status of the Borrower, or any credit or other information furnished by it to any Participant, except for the information furnished by the Loan Servicing Agent to the Participant as to the Loan Servicing Agent’s capacity to enter into and perform this Loan Participation Agreement.

7.

Replacement of Loan Servicing Agent.

Furthermore, replacement of the Loan Servicing Agent shall occur upon (i) the resignation of the Loan Servicing Agent, (ii) the filing by or against the Loan Servicing Agent of any petition for relief under the bankruptcy laws of the United States, now or hereafter in effect, or any insolvency, readjustment of debt, dissolution or liquidation law or statute now or hereafter in effect, whether any such action or proceeding shall be at law, in equity or under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, (iii) the dissolution of the Loan Servicing Agent, or (iv) the cessation of business by the Loan Servicing Agent, the Participants shall select a new loan servicing agent.  In the event the Participants cannot unanimously agree on the selection of a new loan servicing agent, the vote of the majority in interest of the Participants shall be binding as to the selection of the new loan servicing agent.

8.

Other Extensions of Credit to Borrower.

Each party acknowledges and agrees that they, or any of their affiliates, may extend credit other than the Loan, to the Borrower or any of its affiliates.   To the extent that any party may have (a.) the right to setoff against, (b.) a lien upon, or (c.) a security interest in, any existing or hereafter acquired property of the Borrower or any of its affiliates, which property is not included within the Collateral, each party shall be under no obligation to exercise any right it may have against such property, or in the event of such exercise to apply the proceeds therefrom on account of the Loan.  When used herein, the term “affiliates” shall be interpreted broadly.

9.

Nature of Relationship.  The Parties shall each hold their respective Interests as tenants-in-common. The parties do  not intend by this Agreement to create a partnership, joint venture or other separate entity for federal or state law purposes, but merely to set forth the terms and conditions upon which each of them shall hold their respective ownership interests in the Note and Loan Documents.  Each party hereby agrees to elect to be excluded from the provisions of Subchapter K of Chapter 1 of the Internal Revenue Code of 1986, as amended, (the “Code”), with respect to their undivided ownership interest in the Note and Loan Documents.  Each party hereby covenants and agrees that each owner shall report in such owner’s respective federal and state income tax returns such owner’s respective portion of items of income, deduction, loss and credit which result from holding the Note in a manner consistent with the treatment of the co-tenancy as a co-ownership of a negotiable instrument (and not as a partnership) for federal and applicable state tax purposes.  Each party hereby agrees to indemnify, protect, defend and hold the other free and harmless from all costs, liabilities, tax consequences and expenses, including, without limitation, attorneys’ fees, which may result from any party notifying the IRS in violation of this Agreement or otherwise taking a contrary position with respect to the IRS.  No party shall hold itself out as or represent to a third party that it is a partner with respect to the other.  Except as expressly provided herein, no party is authorized to act as agent for, to act on behalf of, or to do any act that will bind any other or to incur any obligations with respect to the subject matter hereof.

10.

Indemnity.  Each party hereby agrees to indemnify, protect, defend and hold the other free and harmless from all costs, liabilities, tax consequences and expenses including, without limitation, attorneys’ fees and costs, which may arise from breach of representations or result from any party so notifying the Commissioner in violation of this Agreement or otherwise taking a contrary position on any tax return, report or other document.

11.

Notice.

All Notices provided for hereunder shall be in writing and shall be deemed given and received when personally delivered or when deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the applicable party as follows, or at such other address as shall be designated by such party by written notice to the other parties:

Global Casinos, Inc.

1507 Pine Street

Boulder, Colorado  80302

Fax: 303-449-1045

Email: clneuman@neuman.com

Peter Bloomquist

3600 Christy Ridge

Sedalia, CO  80135

Email: pbloomq@gmail.com

12.

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same instrument.

13.

Miscellaneous.

This Agreement shall be governed by the laws of the State of Colorado, and may not be amended or modified, except by written instrument signed by each party.  This Agreement shall be binding upon each party, their heirs, successors, and assigns.

WITNESS the execution hereof by the parties hereto.

Global Casinos, Inc.

By____/s/ Clifford L. Neuman__

      Clifford L. Neuman

/s/ Peter Bloomquist

Peter Bloomquist

EXHIBIT A

LOAN DOCUMENTS

A.

Promissory Note and Loan Agreement dated January 17, 1997, in the original principal amount of $783,103.56, executed by Casinos USA, Inc.

B.

Agreement and Amendment to Promissory Note dated as of August 31, 2002.

C.

Second Amendment to Promissory Note dated March 18, 2008.

D.

Agreement dated March 18, 2008

E.

Deed of Trust executed by Casinos USA, Inc. for the benefit of Astraea Investment Management,  LP, dated January 17, 1997, and recorded  April 1, 1997, in the real property records of the Clerk & Recorder for Gilpin County, Colorado, (“Records”) at Book 617, Page 464;

F.

Security Agreement dated August 31, 2002 executed by Casinos USA, Inc.

G.

Colorado UCC Financing Statement recorded on ___________, 1997 at Reception No. ________________ in the Records;

H.

Stock Pledge Agreement dated as of August 31, 2002 executed by Global Casinos, Inc.